Exhibit 99.2

NEWMONT ELIMINATES GOLD HEDGES, CREATING THE WORLD’S LARGEST

UNHEDGED GOLD COMPANY, AND ANNOUNCES STRATEGIC INITIATIVES

Denver, Colorado, July 5, 2007 – Newmont Mining Corporation (NYSE: NEM) today announced the elimination of its entire 1.85 million ounce gold hedge position, establishing the Company as the world’s largest unhedged gold producer. Newmont also announced plans to monetize components of its royalty and equity portfolio in the next twelve months, resulting in the discontinuation of the Company’s Merchant Banking Segment as a separate business unit.

Commenting on the Company’s strategic initiatives, newly appointed Chief Executive Officer, Richard O’Brien, said, “With the elimination of our gold hedge book, we have renewed our commitment to maximizing gold price leverage for our shareholders. In addition, we are focused on delivering improvements in our operating performance and cost structure going forward. We intend to realize the value from a significant portion of our non-core, Merchant Banking portfolio and use the proceeds to fund the development and growth of our core gold business.”

During June 2007, the Company spent $578 million to eliminate its entire 1.85 million ounce price-capped forward sales contracts. The Company will report a pre-tax loss of approximately $531 million on the early settlement of these contracts, after a $47 million reversal of previously recognized deferred revenue.

In addition, as a result of the Company’s decision to discontinue its Merchant Banking Segment and monetize components of its equity and royalty portfolio, the carrying value of the Merchant Banking Segment goodwill was impaired as of June 30, 2007. Consequently, the Company expects to incur a non-cash impairment charge of approximately $1.7 billion, to be recorded as part of discontinued operations, in the second quarter of 2007. The Company has engaged financial and legal advisors to evaluate alternatives to maximize the realized value of the discontinued Merchant Banking portfolio. Potential alternatives include, among others, a public offering and/or private sale transactions.

Commenting on the Company’s path forward, Mr. O’Brien said, “These transactions form the foundation of a renewed focus on our core gold business. Looking forward, we intend to maximize gold price leverage for our shareholders, establish a sustainable and reliable production base at competitive operating and capital costs, maintain our financial strength and flexibility, and capitalize on our exploration portfolio and land position.”

Investor Contact:	Randy Engel	(303) 837-6033	randy.engel@newmont.com

Media Contact:	Omar Jabara	(303) 837-5114	omar.jabara@newmont.com

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Cautionary Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding future asset sales or other transactions and use of proceeds of such sales. Where the company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. For a detailed discussion of risks, see the company’s 2006 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the company’s other SEC filings. The company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

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